Exhibit 99.1

CONTACT:	Thomas M. Kitchen	FOR IMMEDIATE RELEASE
Stewart Enterprises, Inc.
1333 S. Clearview Parkway
Jefferson, LA 70121
504-729-1400
STEWART ENTERPRISES, INC. DECLARES QUARTERLY DIVIDEND
JEFFERSON, La.—(BUSINESS WIRE)—December 1, 2010—Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today that its Board of Directors has declared its regular quarterly cash dividend of $0.030 per share. The Board has accelerated this payment, typically paid in January, to be payable on December 29, 2010, to holders of record of Class A and Class B Common Stock as of the close of business on December 15, 2010.
Founded in 1910, Stewart Enterprises, Inc. is the second largest provider of products and services in the death care industry in the United States, currently owning and operating 218 funeral homes and 141 cemeteries. Through its subsidiaries, the Company provides a complete range of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.